SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 19, 2002


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                         0-27102                    23-2694937
------------                         -------                    ----------
(State or other jurisdiction  (Commission File Number)         (IRS Employer
 of incorporation)                                           Identification No.)



2000 Cabot Blvd. West, Suite 110, Langhorne, PA                  19047-1833
-----------------------------------------------                  ----------
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountants

On February 19, 2002, eGames, Inc. (the "Company") received notice from its independent auditor, KPMG LLP ("KPMG"), of its resignation as the Company's certifying accountant. The Company is actively seeking a new independent auditor.

KPMG's audit report on the Company's consolidated financial statements as of and for the fiscal years ended June 30, 2001 and June 30, 2000 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG's audit report on the Company's consolidated financial statements as of June 30, 2001 and for the years ended June 30, 2001 and 2000 included a separate paragraph as follows: "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has working capital and stockholders' deficits at June 30, 2001, suffered a net loss, incurred negative cash flows from operations for the year ended June 30, 2001, and no longer has a credit facility available for future borrowings. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

In connection with the audits as of and for the fiscal years ended June 30, 2001 and June 30, 2000, and the subsequent interim period through February 19, 2002, there were no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused them to make reference in connection with their audit report to the subject matter of the disagreement.

KPMG advised the Company that, in connection with KPMG's audit of the Company's consolidated financial statements for the year ended June 30, 2001, KPMG had noted a matter involving the Company's internal control procedures and its operation that KPMG considered to be a reportable condition of a material weakness under standards established by the American Institute of Certified Public Accountants. KPMG advised the Audit Committee that the Company did not have sufficient internal controls in place to ensure that shipments with FOB destination shipping terms were recognized as revenue only after the customer had received these shipments. KPMG advised the Audit Committee of the foregoing in a letter to the Audit Committee dated February 11, 2002, although KPMG had previously communicated this issue to the Audit Committee prior to the date of the letter. The Company's management has implemented the procedures recommended by KPMG in its February 11, 2002 letter, to obtain the requisite proof of delivery documentation for product shipments made during approximately the last two weeks of a reporting period, in order to enable the Company to comply with accounting principles generally accepted in the United States of America. The Company has authorized KPMG to respond fully to the inquiries of any successor auditor concerning this matter.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit
Number                             Description
---------                        ---------------

16.1 Letter from KPMG LLP to the Company notifying the Company that the client-auditor relationship between KPMG and the Company has ceased.

16.2 Letter from KPMG LLP to the Securities and Exchange Commission.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   eGames, Inc.


                                        By: /s/ Gerald W. Klein
                                            ------------------------------
                                            Gerald W. Klein, President and
                                            Chief Executive Officer


Dated: February 25, 2002

                                                               EXHIBIT 16.1

February 19, 2002

Mr. Thomas W. Murphy
Chief Financial Officer
eGames, Inc.
2000 Cabot Boulevard West, Suite 110
Langhorne, PA 19047

Dear Mr. Murphy:

This is to confirm that the client-auditor relationship between eGames, Inc. (Commission File Number 0-27102) and KPMG LLP has ceased.

Very truly yours,

KPMG LLP


cc:  Chief Accountant
     Office of the Chief Accountant
     SECPS Letter Files
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C. 20549
     Fax: (202) 942-9656

                                                               EXHIBIT 16.2



February 25, 2002


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for eGames, Inc. and, under the date of January 9, 2002, we reported on the consolidated financial statements of eGames, Inc. and subsidiary as of June 30, 2001 and for the years ended June 30, 2001 and 2000. On February 19, 2002, we resigned. We have read eGames, Inc.'s statements included under Item 4 of this Form 8-K filed February 25, 2002, and we agree with such statements, except that we are not in a position to agree or disagree with eGames, Inc.'s statements that it is actively seeking a new independent auditor and that it implemented the procedures recommended in our February 11, 2002 letter, to obtain the requisite proof of delivery documentation for product shipments made during approximately the last two weeks of a reporting period, in order to enable the Company to comply with accounting principles generally accepted in the United States of America.

Very truly yours,

KPMG LLP